Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Synageva BioPharma Corp. of our report dated July 12, 2011 relating to the financial statements which appears in Synageva BioPharma Corp.’s Current Report on Form 8-K/A dated December 20, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

December 20, 2011